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                                                                   EXHIBIT 10(b)


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                 REGISTRATION RIGHTS and SHAREHOLDERS AGREEMENT

                                     among

                           INTERSTATE HOTELS COMPANY

                                      and

                         THE SHAREHOLDERS NAMED HEREIN


                           Dated as of June 25, 1996


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                 REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT


   THIS REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of the 25th day of June, 1996 among INTERSTATE HOTELS COMPANY, a Pennsylvania corporation (the "Company") and the shareholders of the Company identified on the signature pages hereof (individually, a "Shareholder"; collectively, the "Shareholders").

                                  WITNESSETH:

   WHEREAS, the Shareholders have contributed to the Company certain assets in exchange for restricted shares of Common Stock of the Company;

   WHEREAS, the parties hereto desire to execute a shareholder agreement relating to the Transfers of shares of Common Stock; and

   WHEREAS, the Company has agreed to grant to the Shareholders certain registration rights, as more specifically described herein, with respect to their shares of Common Stock of the Company,

   NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

    1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, whether used in the singular or the plural:

   "Affiliate" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first person.

   "BREA" means the affiliates of Blackstone Real Estate Advisors L.P. who become parties to that certain Shareholders Agreement among the Company and the parties hereto.

   "Common Stock" means the common stock, par value $0.01 per share, of the Company and any other shares, units or other equity interests into which such common stock may be converted or exchanged in any acquisition, merger, consolidation, reorganization, reclassification or similar transaction.

   "Control" means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of


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  such person, whether through the ownership of voting securities, by contract or otherwise.

   "Employee Shareholder" shall mean any Shareholder other than Milton Fine; Milton Fine, Trustee, U/A dated 11/17/89 as amended, FBO Milton Fine; David
  J. Fine, Trustee for the Milton Fine Grantor Annuity Trust U/A dated March 31, 1996; David J. Fine, Trustee, U/A dated 12/15/89 FBO Sibyl A. Fine King; David J. Fine, Trustee, U/A dated 12/15/89 FBO Carolyn Fine Friedman; and David J. Fine, Trustee, U/A dated 12/15/89 FBO David J. Fine; or any of their Permitted Transferees.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

   "Permitted Transferee" means (1) each spouse, child (natural or adopted), grandchild or parent of any Shareholder (provided no individual who is less than 21 years of age shall be a Permitted Transferee), (2) any trust for the benefit of a Shareholder or a person described in clause (1), (3) any corporation or partnership controlled by one or more Shareholders or any persons described in clause (1) so long as a majority of the economic and voting interests of such corporation or partnership are owned by such Shareholders, the persons described in clause (1) or the trusts referred to in clause (2), (4) any director, officer or employee of the Company or its subsidiaries, or (5) any shareholders, partners or members of a Shareholder in connection with the dissolution of such Shareholder.

   "Person" means any individual, partnership, joint venture, limited liability company, corporation or other entity, trust, unincorporated organization or government or department or agency thereof.

   "Public Sale" means any underwritten public distribution pursuant to a registered public offering under the Securities Act or any sale pursuant to Rule 144 (if available) or Rule 144A under the Securities Act (or any similar rule then in force)

   "Securities Act" means the Securities Act of 1933, as amended from time to time.

   "Securities and Exchange Commission" means the Securities and Exchange Commission and includes any federal governmental body or agency succeeding to the functions thereof.

   "Subsidiary" means, with respect to any person, any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of: (a) the outstanding capital stock having ordinary


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  voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, limited liability company or joint venture; or
  (c) the beneficial interest of such trust or estate, is at the time directly or indirectly (through one or more other Subsidiaries of such person) owned by such person.

   "Transfer" of any shares of Common Stock, means any sale, transfer, assignment, or other disposition of such shares or any interest therein for value (but excluding bona-fide pledges and any transfer upon foreclosure thereof and any transfer by gift or devise), directly or indirectly (including a transfer by any person of the capital stock or other interest in a Subsidiary of such person which is the direct or indirect holder of shares of Common Stock).

    2. REGISTRATION RIGHTS. (a) If at any time after the date hereof the Company intends to file with the Securities and Exchange Commission a registration statement on any registration form of the Securities and Exchange Commission (other than Form S-8 or S-4) covering the sale of shares of Common Stock for cash in a public offering by the Company or any of its stockholders, the Company shall notify the Shareholders of its intention to file that registration statement at least 30 days prior to the filing thereof. The notice shall state the total number of shares of Common Stock proposed to be registered thereby. If a Shareholder notifies the Company within 10 days after receipt of such notice from the Company of the desire of the Shareholder to have included in that registration statement any of his shares of Common Stock, then, subject to Section 2(e), the Company shall include those shares in that registration statement ("Company Registration"). Neither the delivery of a notice under this Section 2(a) nor a request by a Shareholder under this
Section 2(a) shall in any way, obligate the Company to file any registration statement and notwithstanding the filing of such a registration statement, the Company may, at any time before the effective date thereof, elect to terminate the entire registration process without any further obligation to a Shareholder with respect thereto. A registration request pursuant to this Section 2(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective for such period as is described in
Section 2(c), (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental authority and
(iii) unless the amount of shares offered and sold by the Company as part of such underwritten public offering shall have created an active trading market for such shares immediately following such offering in the reasonable judgment of the managing underwriter or underwriters in respect


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of such offering.  If the registration demanded pursuant to this Section 2(a)
shall not have been deemed to be so effected, the Shareholder shall be entitled to exercise his registration rights as provided herein until the registration demanded pursuant to this Section 2(a) shall be deemed to be so effected.

   (b) Shareholders holding not less than forty percent (40%) of the Common Stock subject to the provisions hereof may, subject to the terms and conditions contained in this Section 2, exercise the demand registration rights contained in this Section 2(b) at any time and from time to time following expiration of the 180 day period contained in that certain Lock-Up Agreement with Merrill Lynch & Co. The Company will be obligated to effect only three Demand Registrations (as defined below) pursuant to this Section 2(b). The Shareholders shall have the right to make a demand on the Company to effect the registration (a "Demand Registration") for an underwritten public offering involving a secondary offering of all or a portion of the shares of Common Stock held by them on Form S-1 (or other form available for registration of sales of securities for cash) subject to Section 2(d). Shareholders shall notify the Company of their desire to exercise each Demand Registration by delivering to the Company written notice (a "Demand Notice") specifying the number of shares of Common Stock which they desire to be included in the Demand Registration. Upon receipt of the Demand Notice, the Company shall promptly give written notice of the Demand Registration to all other holders of shares of Common Stock, if any, that are entitled to have such shares included in such registration (the "Other Holders") and otherwise comply with the registration procedures contained herein. Each of the Other Holders may elect to participate in the Demand Registration by giving the Company written notice of such Other Holder's election to include its shares of Common Stock in the Demand Registration within 15 days from the date on which the notice to Other Holders is given by the Company, which notice shall specify the number of shares of Common Stock which such Other Holder desires to be included in the Demand Registration. A registration demanded pursuant to this Section 2(b) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective for such period as is described in
Section 2(c) and (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental authority. If the registration demanded pursuant to this Section 2(b) shall not have been deemed to be so effected, such registration shall not be counted against the number of Demand Registrations permitted by this Section 2(b).

  (c) Upon the Company's receipt of a Demand Notice and the responses from Other Holders (or the expiration of the 15-day period referred to above), the Company shall prepare and file with the Securities and Exchange Commission, as soon as practicable but no longer than 60 days from the date of the Company's receipt of the Demand Notice, a registration statement





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covering the shares of Common Stock requested to be included in the Demand
Registration by a Shareholder and the Other Holders, and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. The Company shall in no event be required to maintain the effectiveness under the Securities Act of any registration statement relating to a Demand Registration for more than 15 months following the date such registration statement became effective. In connection with the Demand Notice and the filing of such registration statement, the Company will:

      (i) Prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities.

     (ii) Cause all securities covered by such registration statement to be listed on each securities exchange, if any, on which securities of such class, if any, are then listed if requested by the Shareholder.

    (iii) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and the performance of any due diligence investigation by the underwriters (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

     (iv) Use its best efforts to register or qualify the securities covered by such registration statement for sale under such other securities or blue sky laws of such jurisdictions as the holders of the securities covered thereby (hereinafter in this Section referred to as "such holders") participating in such registration may reasonably request and do any and all other acts and things which may be reasonably necessary or desirable to enable such holders to consummate the disposition in such jurisdictions of the securities covered thereby owned by such holders.

      (v) Furnish to such holders participating in such registration and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

     (vi) Notify such holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.


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    (vii)  Notify such holders promptly of any request by the Securities and
  Exchange Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

   (viii) Prepare and file with the Securities and Exchange Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of special counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the securities by such holders.

     (ix) Prepare and promptly file with the Securities and Exchange Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading.

      (x) Advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     (xi) As soon as practicable and in no event less than one day prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to such holders and refrain from filing any such amendment or supplement to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

    (xii) Allow the managing underwriter (and its counsel) to conduct "due diligence" investigations of the


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  Company and participate in the preparation of the registration statement, and at the request of any such holder, enter into an underwriting agreement containing customary terms, conditions and furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel satisfactory to such holder, addressed to the underwriters and to such holder or holders making such request, opining as to such matters as such underwriters and holder or holders may reasonably request; and (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriter and to such holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement there to comply in all material respects with the applicable accounting requirements of the Securities Act.

   (d) The obligations of the Company under Section 2(b) to comply with requests for Demand Registrations are subject to the following limitations:

      (i) The Company shall be entitled to postpone up to 60 days in any twelve month period the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(b) if, at the time it receives a Demand Notice, the Company determines, in its reasonable and good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Subsidiaries and promptly gives the Shareholders written notice of such determination. If the Company shall so postpone the filing of a registration statement, the Demand Notice received by the Company shall not be counted for purposes of determining the number of Demand Registrations to which Shareholders are entitled pursuant to this Section 2.

     (ii) Any Demand Notice shall be for the registration of shares of Common Stock representing at least 25% of the total number of shares of Common Stock issued to the Shareholders on the date of this Agreement, or, if less, all shares of Common Stock owned by the Shareholders delivering such Demand Notice and their Permitted Transferees.

    (iii) In the event of a Demand Registration, sales shall be made through a managing underwriter or underwriters mutually selected by the Shareholders and the Company.





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   (e)   Notwithstanding the provisions of Section 2(a) and 2(b): (i) in the event of any Company Registration in which the managing underwriter(s) notify the Company that the aggregate amount of securities of the Company proposed to be offered by the Company, the Shareholders and Other Holders would adversely affect the ability to effect such offering, then the number of shares of Common Stock proposed to be offered by the Shareholders and any Other Holders shall be reduced (if need be to zero) to the aggregate amount determined by the managing underwriter(s) that can be offered without adversely affecting the ability to effect such offering, such reductions to be made pro rata among the Shareholders and such Other Holders in accordance with the number of shares of Common Stock proposed to be offered by each such offeror; and (ii) in the event of any Demand Registration in which the managing underwriter(s) notify the Company that the aggregate amount of securities of the Company proposed to be offered by the Company, the Shareholders and any Other Holders would adversely affect the ability to effect such offering, then the number of shares of Common Stock proposed to be offered by BREA, as one of the other Holders, if any, shall first be included in such registration; then the shares of Common Stock, if any, proposed to be included in such registration by the Company, the Shareholders and any Other Holders (other than BREA) shall be reduced (if need be to zero) to the aggregate amount determined by the managing underwriter(s) that can be offered without adversely affecting the ability to effect such offering, such reductions to be made pro rata in accordance with the number of shares of Common Stock proposed to be offered by each such offeror.

    3. REGISTRATION EXPENSES. To the extent permitted by applicable law, the Company shall pay all expenses in connection with any Company Registration or Demand Registration, including, without limitation, (a) all expenses incident to filing with the NASD, (b) registration fees, (c) printing expenses, (d) accounting and legal fees and expenses of one accounting firm and one law firm to represent all selling Shareholders (selected by a majority of the Shareholders participating in such registration, in the case of any Demand Registration, and reasonably acceptable to a majority of the Shareholders, in the case of any Company Registration), (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter, and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Company shall not be liable for (l) any discounts or commissions to any underwriter attributable to shares of Common Stock being sold by any selling stockholder, (2) any stock transfer taxes incurred in respect of the shares of Common Stock being sold by any selling stockholder, or
(3) the legal fees of any selling stockholder (other than as set forth in clause 3(d) above).


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    4.  BLUE SKY LAWS.  In any registration under Sections 2(a) and 2(b), the
Company shall use its best efforts to register, qualify, or effect an exemption with respect to the shares of Common Stock of the Shareholders under the "blue sky" laws of such states as may be reasonably requested by the Shareholders or the managing underwriter(s); provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions.

    5.   INDEMNIFICATION.  In connection with any registration pursuant to
Section 2:

   (a) The Company hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder, and each of their respective shareholders, partners, members, officers, directors, employees, heirs, personal or legal representatives and agents, and any Affiliates (as defined in the Securities Act), against any losses, costs, expenses, claims, damages, liabilities, actions or judgments, including reasonable attorneys' fees and disbursements (collectively, "Damages"), joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement filed with the Securities and Exchange Commission by the Company, or preliminary or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and will reimburse each Shareholder and their respective shareholders, partners, members, officers, directors, employees, heirs, personal or legal representatives, and any Affiliates, for any legal or other expenses incurred by any of them in connection with investigating or defending against any such Damages; except that the Company will not be liable in any such case to a Shareholder or any other person or entity to the extent that any Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement, or preliminary or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Shareholder specifically for use therein.

   (b) Each Shareholder, severally, agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its shareholders, directors, officers, employees, agents, and any Affiliates (as defined in the Securities Act) of the Company and each person who controls the Company (within the meaning of the Securities Act or the


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
  Exchange Act), against any Damages, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement filed with the Securities and Exchange Commission by the Company, or preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Shareholder, specifically for use therein, and will reimburse the Company, its directors, officers, agents, and Affiliates or control persons, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages.

   (c) Any person entitled to indemnification hereunder shall give prompt notice to the indemnifying person of any claim with respect to which it shall seek indemnification and shall permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified person; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying person shall have agreed to pay such fees or expenses, or (ii) the indemnifying person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (iii) in the opinion of outside counsel to such person there may be one or more legal defenses available to such person which are different from or in addition to those available to the indemnifying person with respect to such claims (in which case, if the person notifies the indemnifying person in writing that such person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying person, the indemnifying person shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified person shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a written release in form and substance reasonably satisfactory to such indemnified person from all liability in respect of such claim or litigation. An indemnifying person who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all persons indemnified by such indemnifying person with respect to such claim, unless in the written opinion of outside counsel to an indemnified person a conflict of interest as to the subject matter exists between such indemnified person and another indemnified person with respect to such claim, in which event the indemnifying person shall be obligated to pay the fees and expenses of additional counsel for such indemnified person.

   (d) If for any reason the indemnification provided for herein is unavailable to an indemnified person or is insufficient to hold it harmless as contemplated hereby, then the indemnifying person shall contribute to the amount paid or payable by the indemnified person as a result of such loss, cost, expense, claim, damage, liability, action or judgment in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified person and the indemnifying person, but also the relative fault of the indemnified person and the indemnifying person, as well as any other relevant equitable considerations.

    6.  RIGHT OF FIRST OFFER.

   (a) An Employee Shareholder shall not Transfer any shares of Common Stock other than in compliance with this Section 6. Any such attempted Transfer not in compliance herewith shall be null and void, ab initio, and the Company shall not give effect to any such attempted Transfer in the stock transfer ledgers of the Company.

   (b) If an Employee Shareholder proposes to Transfer any shares of Common Stock, he shall give written notice (the "First Offer Notice") of such proposal to Milton Fine or his representative ("Fine") at least 5 days in advance thereof, setting forth the number of shares which he desires to Transfer (the "First Offer Shares"), the cash purchase price therefor and the other terms and conditions of such proposed Transfer. Fine, on behalf of himself or his designee, may, in his sole discretion, at any time within 5 days after delivery by such Employee Shareholder of the First Offer Notice (the "First Offer Period") elect, pursuant to a written offer, to purchase (a "Purchase Offer") all (but not less than all) of the First Offer Shares covered by such First Offer Notice at a per share cash price and upon the terms and conditions set forth in the First Offer Notice. In the event Fine or his designee elects to purchase all of the First Offer Shares, the parties shall thereafter promptly (and in any event within 10 days of the date of such written acceptance) close the purchase and sale of the First Offer Shares covered by the Purchase Offer. At such closing, the Employee Shareholder shall deliver the First Offer Shares to Fine or his designee against a cash payment therefor in full by wire transfer of immediately available funds to such account or accounts as may be designated by the Employee Shareholder. Such closing shall take place at the principal office of the Company.

   (c) If no Purchase Offer is received by such Employee Shareholder within the First Offer Period, such Employee Shareholder shall be entitled, for a period of 120 days following the date of delivery of the First Offer Notice (the "Free Transfer Period"), to Transfer all (but not less than all, excluding shares covered by a First Offer Notice which are Transferred during the Free Transfer Period in reliance on the provisions of Section 6(d) below) of the First Offer Shares at a per share cash price no less than the 90% of per share price specified in the First Offer Notice and on terms and conditions materially similar to those specified in the First Offer Notice.

   (d) The provisions of this Section 6 shall not apply to Transfers by Employee Shareholders (including Transfers of First Offer Shares during the Free Transfer Period) (i) of Common Stock pursuant to a Public Sale (1) involving a public offering registered under the Securities Act or (2) consistent with the "manner of sale" requirements specified in Rule 144(f) under the Securities Act; or (ii) to a Permitted Transferee of an Employee Shareholder; provided that, in the case of clause (ii), such Permitted Transferee has agreed in writing to be bound by the terms and conditions of this Agreement, in form and substance reasonably satisfactory to the Company, to the same extent and in the same manner applicable to such Employee Shareholder.

    7. LOCK-UP PROVISION. Each Shareholder agrees in connection with any public offering of the Company's securities following the date hereof that, upon the request of the managing underwriter(s) in the case of any underwritten public offering, or the Company in the case of a non-underwritten public offering, each Shareholder shall not sell or offer to sell any shares of Common Stock or any other securities of the Company, other than shares of Common Stock included in the public offering, during the period commencing on the distribution of a "red herring" prospectus for such offering and ending 90 days following the date of the final prospectus used in such offering.

    8. PARTICIPATION IN REGISTRATIONS The Shareholders may not participate in any registration of securities of the Company unless such Shareholder:

   (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and reasonably acceptable to the Shareholder (in the case of any Demand Registration) which are customary and which are not in direct contradiction of any rights granted to the Shareholder under this Agreement; and

   (b) completes and executes all questionnaires, powers of attorney, custodial agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements which are customary and which are not in direct contradiction of any rights granted to the Shareholder under this Agreement.

    9. REQUEST TO DEREGISTER. The Company will promptly deregister any of a Shareholder's shares initially included in a registration statement pursuant to
Section 2 if a Shareholder should thereafter desire to withdraw such shares from the proposed offering, provided that (a) the registration statement has not been declared effective, or (b) if the registration statement has been declared effective, it is not current under the requirement of the Securities Act due to the lapse of time or material changes in the affairs of the Company. Such deregistration by the Company shall in no way indicate that the Company or its counsel deem that any such shares meet the requirements for sale under such rule.

    10. TERMINATION. The Company's obligation to effect a Company Registration or Demand Registration shall expire on the fifth anniversary hereof.

    11. LEGEND ON STOCK CERTIFICATES. Each certificate evidencing shares of Common Stock will be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT, DATED AS OF JUNE 25, 1996, AMONG INTERSTATE HOTELS COMPANY (THE "COMPANY") AND THE STOCKHOLDERS NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

The Company will imprint such legends on certificates evidencing shares of Common Stock outstanding prior to the date hereof. The legend set forth in the paragraph above shall be removed at such time as the Shareholders no longer own any Common Stock.

   12. SEVERAL OBLIGATIONS. Any and all obligations of the Shareholders hereunder shall be several as to itself and its own actions and not joint obligations.

   13. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and Permitted Transferees and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and Permitted Transferees, any legal or equitable rights hereunder.

   14. ASSIGNMENT. This Agreement may not be assigned by the Company without the consent of a majority of the Shareholders party hereto and this Agreement may not be assigned by a Shareholder (except to a Permitted Transferee) without the consent of the Company. Notwithstanding any such assignment, the assigning party will continue to remain primarily liable under this Agreement.

   15. NOTICES. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied or (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, as follows:

   To a Shareholder:

     At the address set forth opposite such Shareholder's name on the signature page hereto.


   To the Company:

     Interstate Hotels Corporation
     Foster Plaza X
     680 Andersen Drive
     Pittsburgh, Pennsylvania 15220
     Attention:  Mr. W. Thomas Parrington, Jr.
     Facsimile:  412-937-8053

   with copies thereof to:

     Interstate Hotels Corporation
     Foster Plaza X
     680 Andersen Drive
     Pittsburgh, Pennsylvania 15220
     Attention:  Marvin I. Droz, Esq.
     Facsimile:  412-937-3265

       and

     Jones, Day, Reavis & Pogue
     2300 Trammel Crow Center
     2001 Ross Avenue
     Dallas, Texas 75201
     Attention:  David Lowery, Esq.
     Facsimile:  214-969-5100


All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and
(ii) may be given either by a
party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other parties.

   16. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

   17. AMENDMENTS. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Parties hereto be waived, except by written agreement executed by the party or parties to be charged.

   18. NO WAIVER. No waiver by any party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

   19. REMEDIES. The Parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

   20. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

   21. SUBMISSION TO JURISDICTION. Each Shareholder and the Company irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, (b) the United States District Count for the Southern District of New York, and (c) the United States District Court for the Western District of Pennsylvania for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Shareholder and the Company further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York or Pennsylvania with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Shareholder and the Company irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County, (b) the United States District Court for the Southern District of New York, and (c) the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

   22. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

   23. SECTION HEADINGS. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

   24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   25. CHANGES IN SHAREHOLDERS. All Common Stock Transferred to third parties in conformity with this Agreement shall remain subject to the provisions of this Agreement and shall bear the legend set forth in Section 11 hereof. In the event that, in compliance with the other terms and conditions of this Agreement, shares of Common Stock are Transferred (including, without limitation, pursuant to a distribution to the partners or members of any Shareholder) to a person who, or trust which, is not a party to this Agreement, such person or trust shall, prior to the transfer of such shares and as a condition precedent to such transfer, become a party to this Agreement by executing an agreement and consent to join in and be bound by the terms and conditions of this Agreement, which agreement and consent shall be attached to and become a part of this Agreement; and thereafter such person or trust shall be a party to this Agreement for all purposes. Notwithstanding the foregoing, in the event any such transferee or assignee does not execute such an agreement, such Common Stock shall remain subject to the provisions of this Agreement and such person or trust will take such shares of Common Stock subject to the terms and conditions of this Agreement and by accepting such shares of Common Stock will be deemed to be a party to this Agreement as if an original signatory hereto without further action on the part of such party and/or the Company.

   26. SECONDARY OFFERING. If the closing of a Company Registration or a Demand Registration of the Company's Common Stock occurs while this Agreement is still in effect, each Employee Shareholder shall sell in connection with such secondary public offering the lesser of (i) all of such Employee Shareholder's shares of Common Stock or (ii) the number of such shares necessary to provide net sales proceeds to the Employee Shareholder (after the payment by the Employee Shareholder of all applicable federal, state and local taxes relating to such sale) equal to the balance due under that certain Promissory Note, dated as of May ___, 1996, from the Employee Shareholder to Milton Fine, Trustee, U/A dated 11/17/89 as amended, FBO Milton Fine.

                 [Remainder of page intentionally left blank.]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


INTERSTATE HOTELS COMPANY


By:  /s/  W. Thomas Parrington
    -----------------------------
Title:  President
       --------------------------


/s/  Milton Fine
- ---------------------------------
Milton Fine, Trustee, U/A dated
   11/17/89, as amended,
   FBO Milton Fine


 /s/  David J. Fine
- ---------------------------------
David J. Fine, Trustee for the
   Milton Fine Grantor Annuity
   Trust U/A
   date March 31, 1996


 /s/  David J. Fine
- ---------------------------------
David J. Fine, Trustee, U/A
   dated 12/15/89
   FBO Sibyl A. Fine King


 /s/  David J. Fine
- ---------------------------------
David J. Fine, Trustee, U/A
   dated 12/15/89
   FBO Carolyn Fine Friedman


 /s/  David J. Fine
- ---------------------------------
David J. Fine, Trustee, U/A
   dated 12/15/89
   FBO David J. Fine


 /s/  W. Thomas Parrington
- ---------------------------------
W. Thomas Parrington

 /s/  J. William Richardson
- ---------------------------------
J. William Richardson


 /s/  Robert L. Froman
- ---------------------------------
Robert L. Froman


 /s/  Marvin I. Droz
- ---------------------------------
Marvin I. Droz


 /s/  Marvin I. Droz, POA
- ---------------------------------
Henry L. Ciaffone


 /s/  Marvin I. Droz, POA
- ---------------------------------
Kevin P. Kilkeary


 /s/  Marvin I. Droz, POA
- ---------------------------------
Jay A. Litt


 /s/  Marvin I. Droz, POA
- ---------------------------------
Gregory W. Ade


 /s/  Marvin I. Droz, POA
- ---------------------------------
Robert D. Cowan


 /s/  Marvin I. Droz, POA
- ---------------------------------
Robert C. Holland


 /s/  Marvin I. Droz, POA
- ---------------------------------
Jay Wold


/s/  Milton Fine
- ---------------------------------
Milton Fine

IHC ASSOCIATES LIMITED PARTNERSHIP

  By:  IHC Associates Corporation,
       General Partner


By: /s/  Milton Fine
    ---------------------------------
Title: President
       ------------------------------


HILLTOP INVESTMENTS PARTNERSHIP, L.P.


By: /s/  Milton Fine
    ---------------------------------
    Milton Fine, Trustee, U/A
      dated 11/17/89, as amended,
      FBO Milton Fine, General Partner


INTERPRO, LTD.

  By:     Interstate Hotels Corporation #1018, General Partner


  By:  /s/  Milton Fine
      ---------------------------------
  Title:  Chairman
         ------------------------------